UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: May 9, 2013
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 358-8097
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)        Sterling Financial Corporation ("Sterling") hereby announces that its board of directors (the "Sterling Board") has appointed Joshua D. Bresler to the Sterling Board, effective May 9, 2013. Mr. Bresler is a Managing Director of Thomas H. Lee Partners, L.P. ("THL") and will serve as a representative of THL on the Sterling Board. Mr. Bresler is expected to serve on the Sterling Board's Compensation and Governance Committee. His appointment to the Sterling Board was made pursuant to the terms of an investment agreement by and between Sterling and THL, under which THL received the right to designate a representative on the Sterling Board. The foregoing description of the investment agreement by and between Sterling and THL does not purport to be complete and is qualified in its entirety by reference to the complete copy of the investment agreement previously filed as Exhibit 10.1 to Sterling's Current Report on Form 8-K dated August 20, 2010 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STERLING FINANCIAL CORPORATION
(Registrant)

May 10, 2013	By: /s/ Patrick J. Rusnak

Date	Patrick J. Rusnak
Chief Financial Officer